Exhibit 10.15

Amended and Restated Intellectual Property Rights License Agreement

This Intellectual Property License Agreement (this “Agreement”), dated December 18, 2013, is made in Beijing, People’s Republic of China (the “PRC”) by and among:

Party A: Beijing Jingdong Century Trade Co., Ltd.

Registered address: Room B168, Building 2, No. 99, Kechuang 14 Street, Beijing Economic and Technological Development Zone, Beijing

Party B: All Party A’s wholly-owned subsidiaries listed in Schedule 1

Party C: Jiangsu Yuanzhou E-Commerce Co., Ltd.

Registered address: Zone A, 16th Floor, Jinsha Plaza, Intersection of Hengshan Road and Jinshan Avenue, Suyu District, Sugian

(Party A and Party B are collectively referred to as “Licensor” hereinafter; Party C is referred to as “Licensee” hereinafter; and either the Licensor or the Licensee is individually referred to as a “Party” and collectively referred to as the “Parties”. )

Whereas,

(1)                       Party A is a wholly foreign owned company duly incorporated and existing under the laws of the PRC, in Beijing, PRC, and Party B is the wholly owned subsidiary of Party A inside the PRC. The Licensor owns the intellectual properties which are registered in the PRC;

(2)                       The Licensee is a limited liability company incorporated and existing under the laws of the PRC;

(3)                       Party A together with Shanghai Yuanmai Trading Co., Ltd., Guangzhou Jingdong Trading Co., Ltd. and Chengdu Jingdong Century Trading Co., Ltd. as companies from Party B and the Licensee entered into an Intellectual Property License Agreement on May 29, 2012 (referred to as “Original License Agreement”);

(4)                       The Licensor agrees to grant the Licensee, and the Licensee agrees to be granted, the right to use the intellectual properties owned by the Licensor in accordance with the terms and conditions of this Agreement. The Licensor and the Licensee agree to make this Agreement to substitute the Original License Agreement.

NOW, THEREFORE, the Parties hereby agree as follows through negotiations:

1.                         Grant of License

1.1                   Intellectual Property License

The Licensor agrees to grant the Licensee, and the Licensee agrees to be granted the license in connection with the intellectual properties currently owned and obtained from time to time by the Licensor in accordance with the terms and conditions hereof (“Licensed IP”). The license of intellectual properties hereunder is neither sole license nor exclusive license. The Licensor will deliver the Licensee in the form of written notice a list of Licensed IPs signed or affixed with seals by the Licensor. The Licensor is entitled, whenever it deems appropriate, to update the Licensed IPs list from time to time according to the intellectual properties owned by the Licensor. The detail of the Licensed IPs set out in the latest list issued by the Licensor shall prevail.

1.2                   Scope

1.2.1                     The right to use the Licensed IP granted to the Licensee hereunder is valid only within the scope of Internet information services business operated by the Licensee and other businesses operated by it within its business scope. The Licensee agrees not to, in any other way, directly or indirectly use or grant the other person to use the abovementioned Licensed IP, unless otherwise specified herein.

1.2.2                     The license granted to the Licensee hereunder is only valid inside the PRC. The Licensee agrees not to directly or indirectly use or grant the other person to use the abovementioned Licensed IP outside the PRC. In this Agreement, PRC means the People’s Republic of China; For the purpose of this Agreement, PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.                        Royalty

The Licensee agrees to pay the royalty in connection with the Licensed IP to the Licensor. Details of the royalty including the calculation and payment methods are listed in Schedule 3 hereto.

3.                        Update of the corporate entities listed in Schedule 1

3.1                     Each Party acknowledges that, the wholly-owned subsidiaries of Party A as listed in Schedule 1, which own the intellectual properties registered in PRC, may be updated from time to time according to the actual requirement of opertaion of Party A as well as changes in the objective circumstances. Each Party acknowledges that, any update of Schedule 1 of this Agreement shall be made in written form affixed with Party A’s siganature or seal.

3.2                     With respect to the wholly-owned subsidiary of Party A added after the update, Party A shall procure its execution of a written confirmation letter, the content and form of which shall be substantially the same as Schedule 2 to this Agreement, so as to confirm Licensor’s obligations under this Agreement. Each Party acknowledges that, the wholly-owned subsidiary of Party A added after the update shall become a party to this Agreement and undertakes the obligations and enjoys the rights of the Licensor under this Agreement upon its execution of the confirmation letter.

10.                  Effectiveness and Term

10.1       This Agreement becomes effective on the date first written above, and will supersede the Original License Agreement reached by the Parties prior to the execution of this Agreement. The Parties hereby confirm that the Original License Agreement remain effective from May 29, 2012 to the effectiveness hereof. The term of this Agreement is ten (10) years unless otherwise terminates early.

10.2       The Licensor and the Licensee shall, upon the execution of this Agreement, review the content of this Agreement every twelve (12) months, to decide whether any amendment or supplement needs to be made to this Agreement according to then situations.

10.3       This Agreement may be extended before expiring, with the written consent from the Licensor. The extended term is ten (10) years or any other period mutually confirmed by the Parties. The Licensee has no right to confirm whether this Agreement shall be extended.

11.                 Record

Based on use of the Licensed IPs, the Licensor may deliver a copy of this Agreement to competent authorities of the PRC for record after the execution hereof. All the Parties shall provide cooperation necessary for completion of the record formalities if such authorities require related Parties to execute any other documents or take any other actions.

12.                 Termination

12.1               This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provisions herein.

12.2               During the term hereof, in no event shall Party B terminate this Agreement earlier, unless Party A commits gross negligence, fraud or other illegal action, or goes bankrupt. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days’ prior written notice to Party B.

12.3               After the termination of this Agreement, the respective rights and obligations of the Parties under Articles 6 hereof shall nonetheless remain valid.

13.                 Default

If either Party (“Defaulting Party”) breaches any provision of this Agreement, which causes damage to other Parties (“Non-defaulting Party”), the Non-defaulting Party could notify the Defaulting Party in writing and request it to rectify and correct such breach of contract; if the Defaulting Party fails to take any action satisfactory to the Non-defaulting Party to rectify and correct such breach within fifteen (15) days upon the issuance of the written notice by the Non-defaulting Party, the Non-defaulting Party may take the actions pursuant to this Agreement or take other remedies in accordance with the laws.

14.                 Force Majeure

14.1                 “Force Majeure Event” shall mean any event beyond the reasonable controls of the Party so affected, which are unpredictable, unavoidable, irresistible even if the affected Party takes a reasonable care, including but not limited to governmental acts, Act of God, fires, explosion, geographical variations, storms, floods, earthquakes, morning and evening tides, lightning or wars, riot, strike, and any other such events that all Parties have reached a consensus upon. However, any shortage of credits, funding or financing shall not be deemed as the events beyond reasonable controls of the affected Party.

14.2              In the event that the performance of this Agreement is delayed or interrupted due to the said Force Majeure Event, the affected Party shall be excused from any liability to the extent of the delayed or interrupted performance. The affected Party which intends to seek exemption from its obligations of performance under this Agrement or any provision of this Agreement shall immediately inform the other Party of such a Force Majeure Event and the measures it needs to take in order to complete its performance.

15.                 Notices

Unless a written notice is issued to change the addresses below, notices or other communications required to be given by any Party pursuant to this Agreement shall be made in writing and delivered personally or sent by mail or facsimile transmission to the addresses of the other Parties set forth below or other designated addresses notified by such other Parties to such Party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served on the seventh (7th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

If to the Licensor:

Beijing Jingdong Century Trading Co., Ltd.

The wholly-owned subsidiaries of Party A as listed in Schedule 1.

Address:        Room B168, Building 2, No. 99, Kechuang 14 Street, Beijing Economic and Technological Development Zone, Beijing

Telephone:           010-82675500

Facsimile:                 010-82615208

Attention:Richard Qiangdong Liu

If to the Licensee:

Jiangsu Yuanzhou E-Commerce Co., Ltd.

Address: Zone A, 16th Floor, Jinsha Plaza, Intersection of Hengshan Road and Jinshan Avenue, Suyu District, Suqian

Telephone: 0527-88265500

Facsimile: 0527-88265500

Attention:Richard Qiangdong Liu

16.                 Sub-transfer and Sub-license

This Agreement and any rights and obligations granted to the Licensee by the Licensor hereunder should not be transferred, leased, pledged or sub-licensed to any third party without the written consent from the Licensor, and the Licensee should not, in any way, sub-transfer any economic interests in connection with the license, or any rights hereunder to any third party.

17.                 Applicable Law and Dispute Resolution

17.1              The formation, validity, performance and interpretation of this Agreement and the disputes resolution under this Agreement shall be governed by the PRC laws.

17.2              The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation.  In case no settlement can be reached through consultation within thirty (30) days after the request for consultation is made by any Party, any Party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The arbitration award shall be final and binding upon all the Parties.

18.                 Miscellaneous

18.1              The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

18.2              The Parties agree to promptly execute any document and take any other action reasonably necessary or advisable to perform provisions and purpose of this Agreement.

18.3              The Parties confirm that this Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the Parties with respect to the subject matters herein and fully supersede all prior verbal and/or written agreements and understandings with respect to the subject matters herein.

18.4              The Parties may amend and supplement this Agreement in writing.  Any amendment and/or supplement to this Agreement duly signed by the Parties is an integral part of and has the same effect with this Agreement.

18.5              This Agreement shall be binding upon and for the benefit of all the Parties hereto and their respective inheritors, successors and the permitted assigns.

18.6              Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

18.7    If any provision of this Agreement is held void, invalid or unenforceable by a court of competent jurisdiction, governmental agency or arbitration authority, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise such void, invalid or unenforceable provisions only to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

18.8              Any schedule hereto is an integral part of and has the same effect with this Agreement.

18.9              This Agreement is made in twelve (12) originals with each Party holding one (1) original and the remaining originals will be submitted to the relevant PRC authorities for filing.  Each original has the same effect.

[No text below]

(Signature Page)

IN WITNESS THEREOF, each Party has caused its respective authorized representative to sign this Agreement as of the date first written above.

Party A: Beijing Jingdong Century Trade Co., Ltd.

/s/ Beijing Jingdong Century Trade Co., Ltd.)
(Seal of Beijing Jingdong Century Trade Co., Ltd.)

Party B:	Shanghai Yuanmai Trading Co., Ltd.

/s/ Shanghai Yuanmai Trading Co., Ltd.
(Seal of Shanghai Yuanmai Trading Co., Ltd.)

Guangzhou Jingdong Trading Co., Ltd.

/s/ Guangzhou Jingdong Trading Co., Ltd.
(Seal of Guangzhou Jingdong Trading Co., Ltd.)

Beijing Jingdong Century Information Technology Co., Ltd.

/s/ Beijing Jingdong Century Information Technology Co., Ltd.
(Seal of Beijing Jingdong Century Information Technology Co., Ltd.)

Chengdu Jingdong Century Trading Co., Ltd.

/s/ Chengdu Jingdong Century Trading Co., Ltd.
(Seal of Chengdu Jingdong Century Trading Co., Ltd.)

Jiangsu Jingdong Information Technology Co., Ltd.

/s/ Jiangsu Jingdong Information Technology Co., Ltd.
(Seal of Jiangsu Jingdong Information Technology Co., Ltd.)

Beijing Jingdong Shangke Information Technology Co., Ltd.

/s/ Beijing Jingdong Shangke Information Technology Co., Ltd.
(Seal of Beijing Jingdong Shangke Information Technology Co., Ltd.)

Party C:	Jiangsu Yuanzhou E-Commerce Co., Ltd.

/s/ Jiangsu Yuanzhou E-Commerce Co., Ltd.
(Seal of Jiangsu Yuanzhou E-Commerce Co., Ltd.)

Schedule 1

List of wholly-owned subsidiaries of Party A owning intellectual properties registered in China

1.	Shanghai Yuanmai Trading Co., Ltd.
Registered address: 1st Floor, Tower 2, 912 Yecheng Road, Jiading Industrial Zone

2.	Guangdong Jingdong Trading Co., Ltd.
Registered address: Suite 305, 115 Jianshe Road, Jiufo, Jiulong Town, Luogang District, Guangzhou

3.	Beijing Jingdong Century Information Technology Co., Ltd.
Registered address: Room B178, Building 2, No. 99, Kechuang 14th Street, Beijing Economic Technology Development Zone, Beijing.

4.	Chengdu Jingdong Century Trading Co., Ltd.
Registered address: 10th Floor, Tower 2, West Zhigu, No. 28, Wuxing Wu Road, Wuhou District, Chengdu.

5.	Jiangsu Jingdong Information Technology Co., Ltd.
Registered address: Commercial Center, Economic Development Zone, Suyu District, Suqgian.

6.	Beijing Jingdong Shangke Information Technology Co., Ltd.
Registered address: 1st-4th Floor West and East, No.11 Building, the 4th Zone, Xishan Chuangyiyuan, No. 65, Xingshikou Road, Haidhan District, Beijing.

Schedule 2

Confirmation Letter

To:	Beijing Jingdong Century Trading Co., Ltd.
Jiangsu Yuanzhou E-commerce Co., Ltd.

[                          ] (“Company) is fully aware of and agrees to all the conditions and terms in the Amended and Restated Intellectual Property License Agreement entered into by Beijing Jingdong Century Trading Co., Ltd., its relevant subsidiaries and Jiangsu Yuanzhou E-commerce Co., Ltd. on December 18, 2013 (“ Intellectual Property License Agreement”). The Company confirms and agrees, starting from the execution of this confirmation letter, the Company becomes a party to the Intellectual Property License Agreement and undertakes the Licensor’s obligations and enjoys the Licensor’s rights thereunder. The Intellectual Property License Agreement is fully and completely binding on the Company.

[                              ]

Singed by:
Name:
Title:
Date:

Schedule 3

Calculation and Payment of Royalty

The Licensee shall pay to the Licensor no less than RMB ten thousand (10,000.00) each year as the royalty for use of the IP.

The royalty shall be assessed and adjusted from time to time, and at least once each year, and the Licensor has the right to, at its discretion, decide to cancel the royalty to be paid by the Licensee, however provided that, such adjustment and cancellation shall be approved by the board of directors of Party A.

Within fifteen (15) days after the end of each fiscal year, the Licensee shall provide the Licensor with its financial reports, any and all operation records, business contracts and financial materials of the past year, and pay to the Licensor the royalty within thirty (30) days after the end of each fiscal year. If the Licensor has any query about the financial documents provided by the Licensee, it may appoint an independent and qualified accountant to audit related materials, and the Licensee shall provide necessary cooperation.